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                                                                       EXHIBIT 5



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
                                                BRYAN CAVE LLP

   ST. LOUIS, MISSOURI                   700 THIRTEENTH STREET, N. W.                         LONDON, ENGLAND
   NEW YORK, NEW YORK                                                                       RIYADH, SAUDI ARABIA
  KANSAS CITY, MISSOURI                  WASHINGTON, D. C. 20005-3960                       KUWAIT CITY, KUWAIT
  OVERLAND PARK, KANSAS                                                               ABU DHABI, UNITED ARAB EMIRATES
    PHOENIX, ARIZONA                            (202) 508-6000                          DUBAI, UNITED ARAB EMIRATES
SANTA MONICA, CALIFORNIA                                                                         HONG KONG
   IRVINE, CALIFORNIA                     FACSIMILE: (202) 508-6200                 SHANGHAI, PEOPLE'S REPUBLIC OF CHINA
                                                                                     IN ASSOCIATION WITH BRYAN CAVE, A
                                                                                         MULTINATIONAL PARTNERSHIP.
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                               January 14, 2000


Board of Directors
United Therapeutics Corporation
1110 Spring Street
Silver Spring, MD 20910

Ladies and Gentlemen:

        We have acted as special counsel to United Therapeutics Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") of the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 2,500,000 shares of the Company's common stock, $.01 par value (the "Shares"). All of the Shares are being registered for resale on behalf of the selling stockholders named in the Registration Statement, who will acquire the Shares from the Company pursuant to the Purchase Agreements dated December 22, 1999 by and between the Company and each selling stockholder (the "Purchase Agreements").

        In connection therewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement, certificates of public officials, statements and certificates of officers of the Company, and originals or copies certified to our satisfaction of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, minutes of meetings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below.

        In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies. We have also assumed the due authorization, execution and delivery of all documents.




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United Therapeutics Corporation
January 14, 2000
Page 2

        Based on the foregoing and in reliance thereon, we are of the opinion that:

        1. The Company has been duly incorporated and is in good standing under the laws of the State of Delaware.

        2. The Shares are duly authorized and, when issued in accordance with the Purchase Agreements, will be validly issued, fully paid and non-assessable.

        This opinion is not rendered with respect to any laws other than the laws of the State of Delaware.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Lawyers" in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares.

                                        Very truly yours,

                                        /s/ BRYAN CAVE LLP

                                        BRYAN CAVE LLP